Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 2, 2004, appearing in the Annual Report on Form 10-K of Atrix Laboratories, Inc. for the year ended December 31, 2003.

/s/ Deloitte & Touche LLP
DELOITTE & TOUCHE LLP

Denver, Colorado
October 1, 2004